Exhibit 4(f)

                      ---------------------------------------


                           EuroWeb International Corp.

                                       and

                     American Stock Transfer & Trust Company

                                 --------------


                                Warrant Agreement

                                 --------------


                         Dated as of _____________, 1998

                      ---------------------------------------




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

                        TABLE OF CONTENTS

                                                                                                               PAGE

PARTIES...............................................................................1

RECITALS............................................................................  1

Sec.  1.  Appointment of Warrant Agent..............................................  1
Sec.  2.  Form of Warrant...........................................................  1
Sec.  3.  Countersignature and Registration.........................................  2
Sec.  4.  Transfers and Exchanges...................................................  2
Sec.  5.  Exercise of Warrants......................................................  2
Sec.  6.  Payment of Taxes..........................................................  3
Sec.  7.  Mutilated or Missing Warrants.............................................  3
Sec.  8.  Reservation of Common Stock...............................................  4
Sec.  9.  Warrant Price.............................................................  4
Sec. 10.  Adjustments...............................................................  5
Sec. 11.  Fractional Interest.......................................................  9
Sec. 12.  Notices to Warrantholders.................................................  9
Sec. 13.  Disposition of Proceeds on Exercise of Warrants........................... 10
Sec. 14.  Merger or Consolidation or Change of Name ofWarrant Agent................. 10
Sec. 15   Redemption................................................................ 11
Sec. 16.  Duties of Warrant Agent................................................... 12
Sec. 17.  Change of Warrant Agent................................................... 13
Sec. 18.  Identity of Transfer Agent................................................ 14
Sec. 19.  Notices................................................................... 14
Sec. 20.  Supplements and Amendments................................................ 15
Sec. 21.  Successors................................................................ 15
Sec. 22.  Governing Law............................................................. 15
Sec. 23.  Benefits of this Agreement................................................ 15
Sec. 24.  Counterparts.............................................................. 15

TESTIMONIUM......................................................................... 16

SIGNATURES.......................................................................... 16


EXHIBIT A - (Form of Common Stock Purchase Warrant, prior to Separation Date, including Election to Purchase and Assignment)

EXHIBIT B -  (Form of Common Stock Purchase Warrant, after  Separation Date, including Election to Purchase and Assignment)

         WARRANT AGREEMENT dated as of ________________, 1998, between EuroWeb International Corp., a Delaware corporation, (hereinafter called the "Company") and American Stock Transfer & Trust Company, as warrant agent (hereinafter called the "Warrant Agent"); and

         WHEREAS, the Company proposes to issue and sell up to __________ Common Stock Purchase Warrants, each Warrant entitling the registered holder thereof to purchase one share of Common Stock of the Company, (the "Warrants"); and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         Section 1.  APPOINTMENT OF WARRANT AGENT.

         The Company hereby appoints the Warrant Agent to act as Agent for the Company in accordance with the instructions hereinafter set forth in this Agreement and the Warrant Agent hereby accepts such appointment.

         Section 2.  FORM OF WARRANT.

         The Warrants are to be initially issued as components of Units, each Unit consisting of one share of Preferred Stock and two Warrants, and the shares of Preferred Stock and the Warrants will not be separable, and the Warrants will not be exercisable or redeemable, prior to _________________, 1999 or such earlier date after _______________, 1998 as designated by J.W. Barclay & Co., Inc. (herein referred to as the "Separation Date"). Until the Separation Date, the Warrants shall be evidenced by Unit certificates in the form annexed hereto as Exhibit A, and after the Separation Date, the Warrants may be represented by such certificates or by certificates in the form annexed hereto as Exhibit B.

         The per share warrant price and the number of shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman, President or Vice President of the Company, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

         Warrants shall be dated as of the date of issuance by the Warrant Agent either upon initial issuance or upon transfer or exchange.

         Section 3.  COUNTERSIGNATURE AND REGISTRATION.

         The Warrant Agent shall maintain books for the transfer and registration of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof. The Warrants shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be so countersigned, however, by the Warrant Agent (or by its successor as warrant agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery, provided such persons were proper officers of the Company at the time of such original signing.

         Section 4.  TRANSFERS AND EXCHANGES.

         The Warrants cannot be transferred separately from the Preferred Stock with which they are to be issued prior to the Separation Date. The Warrant Agent shall transfer, from time to time after the Separation Date, any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Warrant Agent. Warrants so canceled shall be delivered by the Warrant Agent to the Company from time to time upon request. Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

         Section 5.  EXERCISE OF WARRANTS.

         Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right, which may be exercised commencing at the opening of business New York City time on the Separation Date and terminating at 5:00 p.m., New York City time, on _____________, 2003 (the "Expiration Date"), to purchase from the Company (and the Company shall issue and sell to such registered holder of Warrants) the number of fully paid and non-assessable shares of Common Stock specified in such Warrants, upon surrender to the Company at the office of the Warrant Agent of such Warrants, with the form of election to purchase on the reverse thereof duly filled in and executed, and upon payment to the Company of the Warrant Price, determined in accordance with the provisions of Sections 9 and 10 of this Agreement, for the number of shares in respect of which such Warrants are then exercised. Payment of such Warrant Price shall be made in cash or by check, bank draft or postal or express money order payable, in United States dollars, to the order of the Company in New York Clearing House funds. No adjustment shall be made for any dividends on any shares of Common Stock issuable upon exercise of a Warrant. Subject to Section 6, upon such surrender of the Warrants and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch, upon the written order of the registered holder of such Warrants, and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants. No fractional shares of Common Stock will be issued; any fraction of a share issuable upon exercise shall be purchased in accordance with section 11. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Warrants and payment of the Warrant Price as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of such Warrant Price, the transfer books for the shares of Common Stock or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the shares in respect to which such Warrants are then exercised shall be deemed to have been issued as of the date on which such books shall be opened (whether before, on or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for part only of the shares specified therein and, in the event that any Warrant is exercised in respect of fewer than all of the shares specified therein at any time prior to the Expiration Date, a new Warrant or Warrants will be issued to such registered holder for the remaining number of shares specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section and of Section 3 of this Agreement; and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose. After the respective Expiration Dates of the Warrants any such Warrants which have not been exercised shall be void.

         Section 6.  PAYMENT OF TAXES.

         The Company will pay any documentary stamp taxes attributable to the issuance of Common Stock upon the exercise of the Warrants by the registered holder thereof; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect to any transfer of a Warrant or in respect to any transfer involved in the issue or delivery of any certificates for shares of Common Stock in a name other than that of the registered holder of Warrants in respect of which such shares are issued, and in such case neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for shares of Common Stock or any Warrant until the person requesting the same has paid to the Company or Warrant Agent the amount of such tax or has established to the Company's and to the Warrant Agent's satisfaction that such tax has been paid.

         Section 7.  MUTILATED OR MISSING WARRANTS.

         In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall then countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the

Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant and, in the case of a lost, stolen or destroyed Warrant, indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Warrant Agent may prescribe.

         Section 8.  RESERVATION OF COMMON STOCK.

         There has been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants; and the Transfer Agent for the shares of Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company agrees that all shares of Common Stock issued upon exercise of the Warrants shall be, at the time of delivery of the certificates for such shares of Common Stock, duly authorized, validly issued and outstanding, fully paid and non-assessable and listed on any national securities exchange upon which the other shares of Common Stock are then listed. So long as any unexpired Warrants remain outstanding, the Company will file such post-effective amendments to the Registration Statement (File No.333-52841) filed pursuant to the Securities Act of 1933 with respect to the Warrants (or such other registration statements or post-effective amendments or supplements) as may be necessary to permit it to deliver to each person exercising a Warrant, a Prospectus meeting the requirements of such Act and otherwise complying therewith, and will deliver such a Prospectus to each such person. The Company will keep a copy of this Agreement on file with the Transfer Agent for the shares of Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates required to honor outstanding Warrants. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company, and such canceled Warrants shall constitute sufficient evidence of the number of shares of Common Stock which have been issued upon the exercise of such Warrants. Promptly after the Expiration Date, the Warrant Agent shall certify to the Company as to the total aggregate amount of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants which shall have expired.

         Section 9.  WARRANT PRICE.

         The Warrant Price at which Common Stock shall be purchasable pursuant to the Warrants shall be $_____ per share. The Warrant Price is subject to adjustment, as provided in Section 10 hereof.

         Section 10.  ADJUSTMENTS.

         Subject and pursuant to the provisions of this Section 10, the Warrant Price and number of shares of Common Stock subject to the Warrants shall be subject to adjustment from time to time as follows:

         (a) If the Company shall issue or sell either any of its shares of Common Stock or any rights, options, warrants or obligations or securities containing the right to subscribe for or purchase any shares of Common Stock ("Options") or exchangeable for or convertible into shares of Common Stock ("Convertible Securities"), at a price per share, as determined pursuant to
Section 10(b) herein, less than the Warrant Price of the Warrants then in effect on the date of such sale or issuance, then the number of shares of Common Stock thereafter purchasable upon exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of the Warrant by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately following the issuance of such shares of Common Stock, Options or Convertible Securities plus the number of shares of Common Stock obtainable upon the exercise of the Options and the conversion or exchange of the Convertible Securities and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately preceding the issuance of such shares of Common Stock, Options, or Convertible Securities plus the number of shares of Common Stock which the aggregate consideration received by the Company upon such issuance would purchase on such date at the Warrant Price then in effect.

         (b) The following provisions, in addition to other provisions of this
Section 10, shall be applicable in determining any adjustment under Section
10(a).

                  (1) If the Company shall at any time after the date hereof issue any Options or Convertible Securities, the following provisions shall apply in making any adjustment pursuant to this Section 10:

                           (i) The price per share for which Common Stock is
issuable upon the exercise

of the Options or upon conversion or exchange of the Convertible Securities shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, by (B) the aggregate maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities.

                           (ii) In determining the price per share for which
Common Stock is issuable

upon exercise of the Options or conversion or exchange of the Convertible Securities as set forth in Section 10(b) (1) (i) and in computing any adjustment pursuant to Section 10(a), (A) the aggregate maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities shall be considered to be outstanding at the time such Options or Convertible Securities were issued and to have been issued for such price per share as determined pursuant to Section 10(b)(1) (i), and (B) consideration for the issuance of such Options or Convertible Securities and the amount of additional consideration payable to the Company upon exercise of such Options or upon the conversation or exchange of such Convertible Securities shall be determined in the same manner as the consideration received upon the issuance or sale of shares of Common Stock as provided in paragraph 10(b) (1) and 10(b) (2).

                           (iii) On the expiration of such Options or the
termination of any right to

convert or exchange any Convertible Securities, the number of shares of Common Stock issuable upon exercise of the Warrants shall forthwith be readjusted to such number of shares of Common Stock as would have been obtained had the adjustments made upon the issuance of such Options or Convertible Securities been made upon the basis of the delivery of only that number of shares of Common Stock actually delivered and the consideration actually paid upon the exercise of such Options or upon conversion or exchange of such Convertible Securities.

                           (iv) If the minimum purchase price per share of
Common Stock provided for

in any Option or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change or a different purchase price or rate shall become effective at any time or from time to time (other than pursuant to any antidilution provision of such Options or Convertible Securities), then, upon such change becoming effective the number of shares of Common Stock subject to the Warrants shall forthwith be increased or decreased to such number of shares as would have been obtained had the adjustments made upon the granting or issuance of such Options or Convertible Securities been made upon the basis of (A) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (B) the granting or issuance at the time of such change of any such Options or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price or rate of exchange or conversion.

                  (2) Except as otherwise specifically provided herein, the date of issuance or sale of shares of Common Stock shall be deemed to be the date the Company is legally obligated to issue such shares of Common Stock, or pursuant to paragraph 10(b)(1), the date the Company is legally obligated to issue any "Option" or "Convertible Security". If at any time the Company shall take a record date for the purpose of determining the holders of Common Stock entitled
(A) to receive a dividend or other distribution payable in Common Stock or in Options or Convertible Securities, or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of issue or sale of the shares of Common Stock, Options or Convertible Securities deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the granting of such right of subscription or purchase, as the case may be.

                  (3) The number of shares of Common Stock outstanding at any given time shall not include treasury shares and the issue or sale of any such treasury shares shall be considered an issue or sale of Common Stock for the purposes of this Section 10.

                  (4) Notwithstanding any provision herein to the contrary, no adjustment to the Warrant Price or in the number of Common Shares subject to the Warrants shall be made pursuant to paragraph 10(a) upon:

                           (i) the issuance or sale of shares of Common Stock
pursuant to the exercise

of the Warrants or upon the exercise of Options or conversion or exchange of Convertible Securities hereafter issued for which an adjustment has been made pursuant to the provisions of Section 10 hereof;

                           (ii) the increase in the number of shares of Common
Stock subject to any

Warrant, Option or Convertible Security referred to in subsections 10(b)(4)(i) hereof pursuant to antidilution provisions of such Warrant, Option or Convertible Security;

                           (iii) the sale or issuance of shares for a
consideration consisting, wholly or

partly, of other than cash; or

                           (iv) the issuance or sale of Common Stock for assets
or acquisitions, to key

employees or advisors of the Company or pursuant to any stock options outstanding, or any stock option plan that is in effect, on the date hereof.

         (c) If the Company shall at any time issue any shares of Common Stock as a stock dividend to the holders of its Common Stock or subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, the number of shares of Common Stock subject to the Warrants immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to the Warrants immediately prior to such combination shall be proportionately decreased. Any such adjustment and any adjustment to the Warrant Price pursuant to Section 10(f) shall become effective at the close of business on the record date for such subdivision or combination.

         (d) If the Company after the date hereof shall distribute to all of the holders of its shares of Common Stock any securities or other assets (other than shares of Common Stock as to which an adjustment is made pursuant to Section 10 hereof or a distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Company shall make such equitable adjustment in the Warrant Price in effect immediately prior to the record date of such distribution as may be necessary to preserve to the holders of the Warrants rights substantially proportionate to those enjoyed hereunder by such holders immediately prior to the happening of such distribution. Any such adjustment shall become effective as of the day following the record date for such distribution.

         (e) No adjustment in the number of shares of Common Stock issuable upon the exercise of the Warrants shall be required under Section 10 unless such adjustment would require an increase or decrease in such number of shares of at least 2% of the then adjusted number of shares of Common Stock issuable upon the exercise of the Warrants; provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment; and provided further, however, that in case the Company shall at any time subdivide or combine the outstanding shares of its Common Stock said percentage shall forthwith be proportionately increased in the case of a combination or deceased in the case of a subdivision of shares of its Common Stock so as to appropriately reflect the same. If the Company shall make a record of the holders of its shares of Common Stock for the purpose of entitling them to receive any distribution and shall thereafter and before the distribution legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the number of shares of Common Stock subject to the Warrants shall be required by reason of the taking of such record.

         (f) Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 10, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

         (g) In case of any reclassification of the outstanding shares of Common Stock, other than a change covered by Section 10(c) hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants shall have the right thereafter (until the Expiration Date or until thirty (30) days after notice is given pursuant to
Section 12 if the Company is to be dissolved) to receive upon the exercise thereof, for the same aggregate Warrant Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of shares of Common Stock of the Company obtainable upon exercise of the Warrants immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 10(c), then such adjustment shall be made pursuant to both Section 10(c) and this Section 10(g). The provisions of this Section 10(g) shall similarly apply to successive reclassifications, or capital reorganizations, mergers or consolidations, sales or other transfers.

         If the Company after the date hereof shall take any action affecting the shares of its Common Stock, other than action described in this Section 10, which, in the good faith opinion of the Board of Directors of the Company, would materially affect the rights of the holder of the Warrants, then the Warrant Price and the numbers of shares of Common Stock obtainable upon exercise of the Warrants shall be adjusted in such manner, if any, and at such time as the Board of Directors of the Company, in good faith, may determine to be equitable in the circumstances.

         (h) The form of Warrants need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Warrant Price and the same number of shares as is stated in such Warrants initially issued pursuant to this agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrants that the Company may deem appropriate and that does not affect the substance thereof; and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

         Section 11.  FRACTIONAL INTEREST.

         The Company shall not be required to issue fractions of shares of Common Stock on the exercise of the Warrants. If more than one Warrant shall be surrendered for exercise at one time by the same holder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrants so exercised. If a fraction of a share is issuable upon exercise of a Warrant, the Company shall purchase such fraction based upon the then current market value of the Common Stock.

         Section 12.  NOTICES TO WARRANTHOLDERS.

         (a) Upon any adjustment of the Warrant Price and the number of shares issuable on exercise of a Warrant, then and in each such case the Company shall give written notice thereof to the Warrant Agent and to J.W. Barclay & Co., Inc., which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall also publish such notice once in an Authorized Newspaper. For the purposes of this Agreement, an Authorized Newspaper shall mean a newspaper customarily published on each business day, in one or more morning editions or one or more evening editions, or both (and whether or not it shall be published in Saturday and Sunday editions or on holidays), printed in the English language and of general circulation in the City of New York, State of New York. Failure to give or publish such notice, or any defect therein, shall not affect the legality or validity of the subject adjustments.

         (b) In case at any time:

                  (1) the Company shall pay any dividends payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                  (2) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (3) there shall be any capital reorganization or reclassification (other than a reclassification involving merely the subdivision or combination of outstanding Common Stock) or merger or consolidation of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                  (4) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company;

then, in any one or more of such cases, the Company shall give written notice and publish the same in the manner set forth in this Section 12 hereinabove. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such notice shall be given and published at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Company's transfer books are closed in respect thereof. Failure to give or publish such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this section 12 inclusive.

         (c) The Company shall cause copies of all financial statements and reports, proxy statements and other documents as it shall send to its stockholders to be sent by first-class mail of the United States Postal Service, postage prepaid, on the date of mailing to such stockholders, to each registered holder of Warrants at his address appearing on the Warrant register as of the record date for the determination of the stockholders entitled to such documents.

         Section 13.  DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS.

         (a) The Warrant Agent shall promptly forward to the Company all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.

         (b) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

         Section 14.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT
                      AGENT.

         Any corporation or company which may succeed to the business of the Warrant Agent by any merger or consolidation or otherwise to which the Warrant Agent shall be a party, or any corporation or company succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible

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for appointment as a successor Warrant Agent under the provisions of Section 17 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent shall countersign such Warrants in its own name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

         Section 15.  REDEMPTION.

         (a) Subject to notice as hereinafter set forth, the Warrants may be redeemed at the option of the Company beginning two months after the Separation Date at a redemption price of $____ per Warrant (the "Redemption Price"), provided that the closing sale price, or if none, the closing bid price, of the Common Stock issuable upon exercise the Warrants as reported by any stock exchange on which the Common Stock is listed or by NASDAQ, exceeds $____ per share on at least 20 days of the 30 consecutive trading days ending within 15 days of the date of mailing of notice of redemption.

         (b) Not less than 30 days nor more than 60 days prior to the date fixed for any redemption of Warrants, the Company shall mail a notice specifying the time and place thereof and the Redemption Price to the registered holders of the Warrants called for redemption at their respective addresses as shown on the books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (i) to whom the Company has failed to mail such notice or (ii) whose notice was defective. An affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         (c) From and after the date specified for redemption, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by the holder of Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such holder a sum in cash equal to the Redemption Price of such Warrants. From and after the date fixed for redemption and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights

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



hereunder and under the Warrant certificates. except the right to receive payment of the Redemption Price, shall cease.

         Section 16.  DUTIES OF WARRANT AGENT.

         The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

         (a) The statements of fact and recitals contained herein and in the Warrants shall be taken as statements of the Company; and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

         (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

         (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

         (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct or bad faith.

         (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expenses unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under

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



any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

         (g) The Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         (h) The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence, willful misconduct or bad faith.

         (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care had been exercised in the selection and continued employment thereof.

         (j) Any request, direction, election, order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its President or Vice President or its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

         Section 17.  CHANGE OF WARRANT AGENT.

         The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and to the holders of the Warrants notice by mailing such notice to the holders at their addresses appearing on the Warrant register, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and by like mailing of notice to the holders of Warrants. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by

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



the registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state in the United States of America. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent all canceled Warrants, records and property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file or mail any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

         Section 18.  IDENTITY OF TRANSFER AGENT.

         Forthwith upon the appointment of any Transfer Agent for the shares of Common Stock or of any subsequent transfer agent for shares of Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company shall file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

         Section 19.  NOTICES.

         Any notice pursuant to this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Company shall be sufficiently given or made if sent by first-class mail of the United State Postal Service, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                            EuroWeb International Corp.
                            445 Park Avenue, 15th floor
                            New York, New York  10022

         Any notice pursuant to this Agreement to be given or made by the Company or by the registered holder of any Warrant to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail of the United States Postal Service, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                             American Stock Transfer & Trust Company
                             40 Wall Street
                             New York, New York  10005

         Any notice pursuant to this Agreement to be given or made by the Company or by the Warrant Agent to or on J.W. Barclay & Co., Inc. shall be sufficiently given or made if sent by first-class mail of the United States Postal Service, postage prepaid, addressed (until another address is filed in writing by J.W. Barclay & Co., Inc. with the Company and the Warrant Agent) as follows:

                           J.W. Barclay & Co., Inc.
                           1 Battery Park Plaza
                           New York, New York 10004

         Section 20.  SUPPLEMENTS AND AMENDMENTS.

         The Company and the Warrant Agent may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provision in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interest of the holders of Warrants.

         Section 21.  SUCCESSORS.

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 22.  GOVERNING LAW.

         This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State applicable to agreements and instruments made and to be performed entirely in such state without giving effect to the conflicts of laws principles thereof.

         Section 23.  BENEFITS OF THIS AGREEMENT.

         Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

         Section  24.  COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                 EUROWEB INTERNATIONAL CORP.

                                 By________________________________

                                 AMERICAN STOCK TRANSFER & TRUST COMPANY

                                 By________________________________

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